UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2010

Thomas Weisel Partners Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

(415) 364-2500

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)::

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On April 25, 2010, Stifel Financial Corp., a Delaware corporation (“Stifel”), PTAS, Inc., a Delaware corporation and a wholly-owned subsidiary of Stifel (“Merger Sub”), and Thomas Weisel Partners Group, Inc., a Delaware corporation (“Thomas Weisel Partners”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that Stifel will acquire all of the outstanding shares of Thomas Weisel Partners common stock in a stock-for-stock merger (the “Merger”) using a fixed exchange ratio of 0.1364 shares of Stifel common stock for each share of Thomas Weisel Partners common stock. The Merger Agreement provides that at the effective time of the Merger, Merger Sub will merge with and into Thomas Weisel Partners, with Thomas Weisel Partners continuing as a wholly-owned subsidiary of Stifel.

Pursuant to the Merger Agreement, each outstanding Thomas Weisel Partners restricted stock unit will be converted into the right to receive 0.1364 shares of Stifel common stock in accordance with the existing vesting schedule and other terms thereof. Further, each outstanding Thomas Weisel Partners stock option will be converted into the right to acquire 0.1364 shares of Stifel common stock, subject to appropriate adjustment to the exercise price therefor. Assuming that the holders of the exchangeable shares of TWP Acquisition Company (Canada), Inc. (“TWP Canada”), a corporation organized under the Ontario Business Corporations Act and a subsidiary of Thomas Weisel Partners, approve an amendment to the articles of TWP Canada to permit the exchangeable shares to remain outstanding (referred to as the “Exchangeable Share Amendment”), the exchangeable shares will not be converted into other securities as part of the merger and will remain outstanding following the Merger and will become exchangeable for 0.1364 shares of Stifel common stock. In the event the Exchangeable Share Amendment is approved, under the merger agreement, at the effective time of the Merger, the one outstanding share of Thomas Weisel Partners special voting preferred stock will be canceled and automatically converted into one share of Stifel special voting preferred stock. The one share of Stifel special voting preferred stock will entitle the holder to that number of votes equal to the number of shares of Stifel common stock issuable upon exchange of the exchangeable shares outstanding from time to time other than exchangeable shares held by Stifel or any person directly or indirectly controlled by or under common control of Stifel. The one share of Stifel special voting preferred stock will vote with Stifel’s common stockholders as a single class on all matters voted on by holders of Stifel common stock. Pursuant to the Merger Agreement, if the Exchangeable Share Amendment is not approved, Thomas Weisel Partners will take all action necessary to (a) cause TWP Canada to exercise its right to redeem all of the outstanding exchangeable shares or (b) acquire or cause TWP Holdings Company (Canada), ULC, a subsidiary of Thomas Weisel Partners, to acquire all of the outstanding exchangeable shares, and, following the Merger, holders of exchangeable shares would receive shares of Stifel common stock.

The Merger Agreement contains customary representations, warranties and covenants, including, amount other things, covenants that, subject to certain exceptions: (i) Thomas Weisel Partners will conduct its business in the ordinary course consistent with past practice until the earlier of the effective time of the Merger and termination of the Merger Agreement, (ii) Stifel and Thomas Weisel Partners will each use its reasonable best efforts to take all actions necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by the Merger Agreement, and (iii) Thomas Weisel Partners will not solicit, initiate or knowingly take any action that it knows or reasonably should know would facilitate or encourage the submission of any alternative acquisition proposal.

Consummation of the Merger is subject to various conditions, including: (i) adoption of the Merger Agreement by Thomas Weisel Partners’ stockholders in accordance with Delaware law, (ii) the absence of any applicable law that prohibits, makes the Merger illegal or enjoins the consummation of the Merger, (iii) the joint Registration Statement and Proxy Statement on Form S-4 (the “S-4”) having been declared effective by the Securities and Exchange Commission (the “SEC”), and (iv) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act relating to the Merger having expired or been terminated and certain other regulatory approvals have been obtained.

The Merger Agreement contains certain termination rights for both of Stifel and Thomas Weisel Partners, including the right of Thomas Weisel Partners to terminate the Merger Agreement in order to enter into an alternative business combination that constitutes a “Superior Proposal” (as defined in the Merger Agreement), but only if Stifel does not make a counter offer that is at least as favorable as any such superior proposal within four days. The Merger

Agreement further provides that, under specified circumstances, Thomas Weisel Partners may be required to pay Stifel a termination fee of $10 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference into this report.

Voting Agreements

As a condition to Stifel entering into the Merger Agreement, certain executive officers of Thomas Weisel Partners entered into a voting agreement with Stifel (each, a “Voting Agreement”), in each case with respect to all of the shares of Thomas Weisel Partners common stock and exchangeable shares of TWP Canada beneficially owned by such stockholders (collectively, the “Voting Agreement Shares”). The stockholders party to the voting agreements own approximately 16.5% of the voting power of shares entitled to vote on the Merger and have agreed to take the following actions, among others: (1) vote all Voting Agreement Shares in favor of the Merger; and (2) vote the Voting Agreement Shares against any action, transaction or agreement that would result in a breach in respect of any covenant, representation or warranty or any other obligation or agreement of Thomas Weisel Partners under the Merger Agreement or the Voting Agreement.

A copy of the Form of Voting Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full text of the Form of Voting Agreement.

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers

(b) Thomas Weisel Partners announces today the upcoming departure of Lionel F. Conacher, Thomas Weisel Partners’ President and Chief Operating Officer, to pursue other interests. Mr. Conacher’s departure will be effective July 22, 2010. Pursuant to the terms of Mr. Conacher’s employment agreement, on the sixtieth (60th) day following Mr. Conacher’s departure, Thomas Weisel Partners will be obligated to make payments of approximately $5.2 million to Mr. Conacher. Thomas Weisel Partners has not announced a replacement for Mr. Conacher.

Item 7.01	Regulation FD Disclosure.

On April 26, 2010, Stifel and Thomas Weisel Partners issued a joint press release announcing that they had entered in the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Stifel and Thomas Weisel Partners will host a joint conference call on Monday, April 26, 2010 at 6:00 a.m. (Pacific) and 9:00 a.m. (Eastern). The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman, President and CEO, Ronald J. Kruszewski, and Thomas Weisel Partners’ Chairman and CEO, Thomas W. Weisel; by dialing (866) 465-5545 (domestic) or (212) 457-9864 (international). A copy of the related slides is attached hereto as Exhibit 99.3.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished pursuant to this Item 7.01 shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information or exhibits contains material information that is not otherwise publicly available. In addition, Thomas Weisel Partners does not assume any obligation to update such information in the future.

Additional Information

In connection with the proposed Merger, Stifel will be filing a registration statement on Form S-4 that also constitutes a prospectus of Stifel and other relevant documents relating to the acquisition of Thomas Weisel Partners with the SEC. The registration statement on Form S-4 will include a proxy statement of Thomas Weisel Partners, and the final proxy statement/prospectus will be mailed to shareholders of Thomas Weisel Partners. Stifel and Thomas Weisel Partners shareholders are urged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement/prospectus that will be part of the registration statement, because they will contain important information about Stifel, Thomas Weisel Partners and the proposed transaction. Investors and securityholders will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about Stifel and Thomas Weisel Partners, without charge, at the SEC’s website (http://www.sec.gov). Free copies of Stifel’s filings also may be obtained by directing a request to Stifel’s Investor Relations by phone to (314) 342-2000, in writing to Stifel Financial Corp., Attention: Investor Relations, 501 North Broadway, St. Louis, Missouri 63102, by email to investorrelations@stifel.com or at Stifel’s website (http://www.stifel.com). Free copies of Thomas Weisel Partners’ filings also may be obtained by directing a request to Thomas Weisel Partners’ Investor Relations by phone to 415-364-2500, in writing to Thomas Weisel Partners, Attention: Investor Relations, One Montgomery Street, San Francisco, CA 94104, by email to investorrelations@tweisel.com or at Thomas Weisel Partners’ website (http://www.tweisel.com).

Proxy Solicitation

Stifel, Thomas Weisel Partners and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the shareholders of Thomas Weisel Partners with respect to the proposed transaction. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the registration statement and proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed transaction. Information regarding Stifel’s directors and executive officers is also available in Stifel’s definitive proxy statement for its 2010 Annual Meeting of Shareholders filed with the SEC on February 26, 2010. Information regarding Thomas Weisel Partners’ directors and executive officers is also available in Thomas Weisel Partner’s definitive proxy statement for its 2009 Annual Meeting of Shareholders filed with the SEC on April 16, 2009. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Thomas Weisel Partners and Stifel.

Caution Concerning Forward-Looking Statements

Statements in this Form 8-K that relate to Stifel’s or Thomas Weisel Partners’ future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain stockholder approval and adoption of the merger agreement and approval of the merger or the failure to satisfy other conditions to completion of the merger, including required regulatory and court approvals; (3) the failure of the transaction to close for any other reason; (4) the possibility that the integration of Thomas Weisel Partners’ business and operations with those of Stifel may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Thomas Weisel Partners’ or Stifel’s existing businesses; (5) the challenges of integrating and retaining key employees; (6) the effect of the announcement of the transaction on Stifel’s, Thomas Weisel Partners’ or the combined company’s respective business relationships, operating results and business generally; (7) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (8)

the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (9) the challenges of maintaining and increasing revenues on a combined company basis following the close of the merger; (10) diversion of management’s attention from ongoing business concerns; (11) general competitive, economic, political and market conditions and fluctuations; (12) actions taken or conditions imposed by the United States and foreign governments; (13) adverse outcomes of pending or threatened litigation or government investigations; (14) the impact of competition in the industries and in the specific markets in which Stifel and Thomas Weisel Partners, respectively, operate; and (15) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement/prospectus to be mailed to Thomas Weisel Partners’ shareholders and in Stifel’s and Thomas Weisel Partners’ respective filings with the U.S. Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at http://www.sec.gov, including the sections entitled “Risk Factors” in Stifel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and “Risk Factors” in Thomas Weisel Partners’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 8.01	Other Events

Thomas Weisel Partners had previously disclosed that the Staff of the Enforcement Department of FINRA advised Thomas Weisel Partners on July 23, 2009 that the Staff has made a preliminary determination to recommend disciplinary action against Thomas Weisel Partners relating to certain activities involving ARS. The Staff’s recommendation involves potential violations of FINRA and Municipal Securities Rulemaking Board rules and certain anti-fraud and other provisions of the Federal securities laws in connection with particular transactions involving ARS. A Staff preliminary determination is neither a formal allegation nor is it evidence of wrongdoing.

In its Annual Report for the fiscal year ended December 31, 2009, Thomas Weisel Partners disclosed that Thomas Weisel Partners believed that it had reached an understanding in principle, subject to documenting that understanding in a letter of acceptance, waiver and consent acceptable to FINRA, that would resolve all aspects of the ongoing investigation of Thomas Weisel Partners.

Based on subsequent discussions with the Staff, Thomas Weisel Partners no longer believes that it has reached an understanding in principle that would resolve all aspects of the investigation of Thomas Weisel Partners. Thomas Weisel Partners is prepared to contest vigorously any formal disciplinary action that would result in a censure, fine, or other sanction that could be material to its business, financial condition, operations and cash flows.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

2.1	Agreement and Plan of Merger, dated as of April 25, 2010.

In addition, the following exhibits are furnished as part of this Current Report on Form 8-K:

99.1	Form of Voting Agreement, dated April 25, 2010;

99.2	Press release of Thomas Weisel Partners dated April 26, 2010; and

99.3	Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners

Date: April 26, 2010	By:	/s/ THOMAS W. WEISEL
	Name:	Thomas W. Weisel
	Title:	Chief Executive Officer